Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

PALMETTO BANCSHARES, INC.

A South Carolina Corporation

As adopted on December 15, 2009

TABLE OF CONTENTS

AMENDED AND RESTATED BYLAWS OF

PALMETTO BANCSHARES, INC.

ARTICLE I. OFFICES		1

§1.1	Business Office	1

§1.2	Registered Office	1

ARTICLE II. SHAREHOLDERS		1

§2.1	Annual Meeting	1

§2.2	Special Meetings	1

§2.3	Place of Meeting	2

§2.4	Notice of Meeting	2

	(a) Required Notice	2
	(b) Adjourned Meeting	3
	(c) Waiver of Notice	3
	(d) Contents of Notice	3
	(e) Notice of Shareholder Proposals	4

§2.5	Fixing of Record Date	4

§2.6	Shareholder List	5

§2.7	Quorum and Voting Requirements	5

§2.8	Increasing Either Quorum or Voting Requirements	6

§2.9	Proxies	6

§2.10	Voting of Shares	7

§2.11	Corporation’s Acceptance of Votes	7

§2.12	Informal Action by Shareholders	8

§2.13	Election of Directors	8

§2.14	Shareholder Rights to Inspect Corporate Records	8

i

	(a) Minutes and Accounting Records	9
	(b) Absolute Inspection Rights of Records Required at Principal Office	9
	(c) Conditional Inspection Right	9
	(d) Copy Costs	10

§2.15	Financial Statements Shall be Furnished to the Shareholders	10

§2.16	Dissenter’s Rights	11

ARTICLE III. BOARD OF DIRECTORS		11

§3.1	General Powers	11

§3.2	Number, Tenure and Qualifications of Directors	11

§3.3	Nomination of Directors	12

§3.4	Emeritus Directors	13

§3.5	Regular Meetings	13

§3.6	Special Meetings	13

§3.7	Notice of Special Meeting	13

§3.8	Director Quorum	14

§3.9	Manner of Acting	14

	(a) Required Vote	14
	(b) Telephone Meeting	14
	(c) Failure To Object To Action	14

§3.10	Establishing a “Supermajority” Quorum or Voting Requirement	15

§3.11	Action Without a Meeting	15

§3.12	Removal of a Director	15

§3.13	Vacancies	16

§3.14	Compensation	16

§3.15	Committees	16

	(a) Creation of Committees	16
	(b) Selection of Members	16
	(c) Required Procedures	17

	(d) Authority	17

ARTICLE IV. OFFICERS		17

§4.1	Number	17

§4.2	Appointment and Term of Office	18

§4.3	Removal	18

§4.4	Chairman, Chief Executive Officer and President	18

	(a) Chairman of the Board of Directors	18
	(b) Chief Executive Officer	18
	(c) President	18

§4.5	The Vice Presidents	18

§4.6	The Secretary	19

ARTICLE V. INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS, AND EMPLOYEES		19

§5.1	Indemnification of Directors	19

§5.2	Advancement of Expenses	20

§5.3	Indemnification of Officers, Employees and Agents	21

§5.4	Insurance	21

§5.5	Nonexclusivity of Rights; Agreements	21

§5.6	Payment of Indemnification and Advancement of Expenses	22

§5.7	Right of Indemnitee to Bring Suit	23

§5.8	Continuing Benefits; Successors	24

§5.9	Interpretation; Construction	24

§5.10	Amendment	24

§5.11	Severability	24

ARTICLE VI. CERTIFICATES AND SHAREHOLDERS		25

§6.1	Share Certificates	25

§6.2	Shares without Certificates	25

§6.3	Issuance of Shares	25

§6.4	Rights of Corporation with Respect to Registered Owners	26

§6.5	Registration of the Transfer of Shares	26

§6.6	Lost, Stolen or Destroyed Certificates	26

§6.7	Restrictions on Shares	27

§6.8	Control Share Acquisitions Statute	27

§6.9	Voting of Stock Held	27

ARTICLE VII. DISTRIBUTIONS		27

§7.1	Distributions	27

ARTICLE VIII. CORPORATE SEAL		28

§8.1	Corporate Seal	28

ARTICLE IX. EMERGENCY BYLAWS		28

§9.1	Emergency Bylaws	28

	(a) Notice of Board Meetings	28
	(b) Temporary Directors and Quorum	28
	(c) Actions Permitted to be taken	28

ARTICLE X. AMENDMENTS		29

§10.1	Amendments	29

AMENDED AND RESTATED BYLAWS OF PALMETTO BANCSHARES, INC.

ARTICLE I. OFFICES

§1.1 Business Office.

The principal office of the corporation shall be within the State of South Carolina and is currently located in the City of Greenville, County of Greenville. The board of directors may change the location of the principal office. The corporation shall maintain at its principal office a copy of certain records, as specified in 2.14 of Article II. The corporation may have such other offices, either within or without the State of South Carolina, as the board of directors may designate or as the business of the corporation may require.

§1.2 Registered Office.

The registered office of the corporation, required by § 33-5-101, of the South Carolina Business Corporation Act of 1988 (the “Act”) may be, but need not be, identical with the principal office in the state of South Carolina, and the address of the registered office may be changed from time to time.

ARTICLE II. SHAREHOLDERS

§2.1 Annual Meeting.

The annual meeting of the shareholders shall be held on such date as may be designated by the board of directors, provided such date is no later than six months following the corporation’s fiscal year end for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any subsequent continuation after adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

§2.2 Special Meetings.

(a)	Special meetings of the shareholders, for any purpose or purposes, unless otherwise required by the Act, the articles of incorporation, or these bylaws, may be called by the chief executive officer, the president, the chairman, or vice chairman of the board of directors or a majority of the board of directors.

(b)

In addition to a special meeting of the shareholders called in accordance with paragraph (a) of this 2.2, the corporation shall hold a special meeting of shareholders if the holders of at least fifty percent (or, if and to the extent that it is required by applicable law, at least ten percent) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting sign, date and deliver to the secretary of the corporation one or more written demands for the meeting. Such written demands shall be delivered to the secretary by certified mail, return receipt requested. Such written demands sent to the secretary of the corporation shall set forth as to each matter the shareholder or shareholders propose to be presented at the special meeting (i) a description of the purpose or purposes for which the meeting is to be held (including the specific proposal(s) to be presented); (ii) the name and record address of the shareholder or shareholders proposing such business; (iii) the class and number of shares of the corporation that are owned of record by the shareholder or shareholders as of a date within 10 days of the delivery of the demand; (iv) the class and number of shares of the corporation that are held beneficially, but not held of record, by the shareholder or shareholders as of a date within 10 days of the delivery of the demand; and (v) any interest of the shareholder or shareholders in such business. The board of directors may set such rules for any such meeting as it may deem appropriate, including when the meeting will be held (subject to any requirements of the Act), the agenda for the meeting (which may include any proposals made by the board of directors), who may attend the meeting in addition to shareholders of record and other such matters.

(c)	Business transacted at any special meeting shall be confined to the specific purpose or purposes stated in the notice of the meeting.

§2.3 Place of Meeting.

The board of directors may designate any place as the place of meeting for any annual or special meeting of the shareholders, which may be either within or without the State of South Carolina. If no designation is made, the place of meeting shall be the principal office of the corporation in the State of South Carolina.

§2.4 Notice of Meeting.

(a)	Required Notice.

Written notice stating the place, day and hour of any annual or special shareholders meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the board of directors or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting and to any other share holder entitled by the Act or the articles of incorporation to receive notice of the meeting. Notice shall be deemed to be effective at the earlier of: (1) when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid, (2) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee, (3) when received, or (4) 5 days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address other than that shown in the corporation’s current record of shareholders.

(b)	Adjourned Meeting.

If any shareholders meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place, if the new date, time and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is, or must be, fixed (see 2.5 of this Article II) then notice must be given pursuant to the requirements of paragraph (a) of this 2.4, to those persons who are shareholders as of the new record date.

(c)	Waiver of Notice.

The shareholder may waive notice of the meeting (or any notice required by the Act, articles of incorporation, or bylaws), by a writing signed by the shareholder entitled to the notice, which is delivered to the corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

A shareholder’s attendance at a meeting:

(1)	waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting;

(2)	waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

(d)	Contents of Notice.

The notice of each special shareholders meeting shall include a description of the purpose or purposes for which the meeting is called. Except as provided in this 2.4(d), or as provided in the corporation’s articles, or otherwise in the Act, the notice of an annual shareholders meeting need not include a description of the purpose or purposes for which the meeting is called.

If a purpose of any shareholders meeting is to consider either: (1) a proposed amendment to the articles of incorporation (including any restated articles requiring shareholder approval); (2) a plan of merger or share exchange; (3) the sale, lease, exchange or other disposition of all or substantially all of the corporation’s property; (4) the adoption, amendment or repeal of a bylaw; (5) dissolution of the corporation; or, (6) removal of a director, the notice must so state and be accompanied by respectively a copy or summary of the: (1) articles of amendment; (2) plan of merger or share exchange; (3) transaction for disposition of all the corporation’s property; or (4) bylaw proposal. If the proposed corporation action creates dissenters’ rights, the notice must state that shareholders are, or may be entitled to assert dissenters’ rights, and must be accompanied by a copy of Chapter 13 of the Act. If the corporation issues, or authorizes the issuance of shares for promissory notes or for promises to render services in the future, the corporation shall report in writing to all the shareholders the number of shares authorized or issued, and the consideration received with or before the notice of the next shareholders meeting. Likewise, if the corporation indemnifies or advances expenses to a director (pursuant to §33-16-210 of the Act), this shall be reported to all the shareholders with or before notice of the next shareholders meeting.

(e)	Notice of Shareholder Proposals.

Any shareholder desiring to submit a proposal to an annual or special meeting of shareholders shall submit information regarding the proposal, together with the proposal, to the secretary of the corporation at least 45 days prior to the shareholders meeting at which such proposal is to be presented. A shareholder’s notice to the secretary of the corporation shall set forth for each matter the shareholder proposes to bring before the annual or special meeting (i) a description of the business desired to be brought before the annual or special meeting (including the specific proposals to be presented) and the reasons for conducting such business at the annual or special meeting; (ii) the name and record address of the shareholder proposing such business; (iii) the class and number of shares of the corporation that are owned of record, and the class and number of shares of the corporation that are held beneficially, but not held of record, by the shareholder as of the record date for the meeting, if such date has been made publicly available, or as of a date within 10 days of the effective date of the notice by the shareholder if the record date has not been made publicly available; and (iv) any interest of the shareholder in such business. In the event that a shareholder attempts to bring business before an annual or special meeting without complying with the provisions of this paragraph (e) of Section 2.4, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting in accordance with the foregoing procedures, and such business shall not be transacted. The chairman of any annual or special meeting, for good cause shown and with proper regard for the orderly conduct of business at the meeting, may waive in whole or in part the operation of this paragraph (e) of Section 2.4.

§2.5 Fixing of Record Date.

For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date. Such record date shall not be more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is so fixed by the board for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:

(a)	With respect to an annual shareholders meeting or any special shareholders meeting called by the board or any person specifically authorized by the board or these bylaws to call a meeting, the day before the first notice is delivered to shareholders;

(b)	With respect to a special shareholders meeting demanded by the shareholders, the date the first shareholder signs the demand;

(c)	With respect to the payment of a share dividend, the date the board authorizes the share dividend;

(d)	With respect to actions taken in writing without a meeting, the date the first shareholder signs a consent;

(e)	And with respect to a distribution to shareholders (other than one involving purchase or reacquisition of shares), the date the board authorizes the distribution. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

§2.6 Shareholder List.

The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The list must be arranged by voting group, if such exists, and within each voting group by class or series of shares. The shareholder list must be available for inspection by any shareholder, beginning on the date on which notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting is to be held. A shareholder, his agent or attorney is entitled on written demand to inspect, and subject to the requirements of § 2.14 of this Article II, to copy the list at his expense during regular business hours, and during the period it is available for inspection. The corporation shall maintain the shareholder list in written form or in another form capable of conversion into written form within a reasonable time.

§2.7 Quorum and Voting Requirements.

The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at meetings of the shareholders for the transaction of business except as otherwise provided by the Act, by the articles of incorporation or by these bylaws. If a quorum is not present or represented at a meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

If the articles of incorporation or the Act provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation, a bylaw adopted pursuant to 2.8 of this Article II, or the Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

If the articles of incorporation or the Act provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, a bylaw adopted pursuant to 2.8 of this Article II, or the Act require a greater number of affirmative votes.

§2.8 Increasing Either Quorum or Voting Requirements.

For purposes of this § 2.8 a “supermajority” quorum is a requirement that more than a majority of the votes of the voting group be present to constitute a quorum; and a “supermajority” voting requirement is any requirement that requires the vote of more than a majority of the affirmative votes of a voting group at a meeting.

The shareholders, but only if specifically authorized to do so by the articles of incorporation, may adopt, amend or delete a bylaw which fixes a “supermajority” quorum or “supermajority” voting requirement.

The adoption or amendment of a bylaw that adds, changes, or deletes a “supermajority” quorum or voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

A bylaw that fixes a supermajority quorum or voting requirement for shareholders may not be adopted, amended, or repealed by the board of directors.

§2.9 Proxies.

At all meetings of shareholders, a shareholder or his agent or attorney in fact may appoint a proxy to vote or otherwise act for him, including giving waivers and consents, by signing an appointment form or by an electronic transmission of appointment. The electronic transmission must contain or be accompanied by sufficient information to determine that the transmission appointing the proxy is authorized. A proxy must have an effective date. If not dated by the person giving the proxy, the effective date of the proxy is the date on which it is received by the person appointed to serve as proxy, and that date must be noted by the appointee on the appointment form. An appointment of a proxy is effective when the appointment form or electronic transmission is received by the secretary or other officer or agent authorized to tabulate votes. Unless a time of expiration is otherwise specified, an appointment is valid for eleven months. A proxy is revocable unless executed in compliance with Section 33-7-220(d) of the Act, or any succeeding statute of like tenor and effect.

§2.10 Voting of Shares.

Unless otherwise provided in the articles, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Absent special circumstances, outstanding shares of the corporation are not entitled to vote if they are owned directly or indirectly by another corporation in which this corporation owns a majority of the shares entitled to vote for the election of directors of the other corporation; provided, however, this provision shall not limit the power of this corporation to vote its own shares held by it in a fiduciary capacity.

Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

§2.11 Corporation’s Acceptance of Votes.

(a)	If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation if acting in good faith is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholders.

(b)	If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

(1)	the shareholder is an entity as defined in the Act and the name signed purports to be that of an officer or agent of the entity;

(2)	the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(3)	the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(4)	the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the share holder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment;

(5)	two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

(c)	The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

(d)	The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

(e)	Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.

§2.12 Informal Action by Shareholders.

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and are delivered to the corporation for inclusion in the minute book. If the act to be taken requires that notice be given to non-voting shareholders, the corporation shall give the non-voting shareholders written notice of the proposed action at least 10 days before the action is taken, which notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

§2.13 Election of Directors.

Unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

§2.14 Shareholder Rights to Inspect Corporate Records.

(a)	Minutes and Accounting Records.

The corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation. The corporation shall maintain appropriate accounting records.

(b)	Absolute Inspection Rights of Records Required at Principal Office.

If he gives the corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy, a shareholder (or his agent or attorney) has the right to inspect and copy, during regular business hours any of the following records, all of which the corporation is required to keep at its principal office:

(1)	its articles or restated articles of incorporation and all amendments to them currently in effect;

(2)	its bylaws or restated bylaws and all amendments to them currently in effect;

(3)	resolutions adopted by is board of directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

(4)	the minutes of all shareholders meetings, and records of all action taken by shareholders without a meeting, for the past 10 years;

(5)	all written communications to shareholders generally within the past three years, including the financial statement furnished for the past three years to the shareholders;

(6)	a list of the names and business addresses of its current directors and officers;

(7)	its most recent annual report delivered to the South Carolina Tax Commission; and

(8)	if the shareholder owns at least one percent of any class of shares, he may inspect and copy its federal and state income tax returns for the last ten years.

(c)	Conditional Inspection Right.

In addition, if he gives the corporation a written demand made in good faith and for a proper purpose at least five business days before the date on which he wishes to inspect and copy, he describes with reasonable particularity his purpose and the records he desires to inspect, and the records are directly connected with his purpose, a shareholder of a corporation (or his agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation:

(1)	excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board of directors without a meeting, to the extent not subject to inspection under paragraph (a) of this 2.14.

(2)	accounting records of the corporation; and

(3)	the record of shareholders (compiled no earlier than the date of the shareholder’s demand).

(d)	Copy Costs.

The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

§2.15 Financial Statements Shall be Furnished to the Shareholders.

(a)	The corporation shall furnish its shareholders annual financial statements, which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of changes in shareholders’ equity for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements for the shareholders also must be prepared on that basis.

(b)	If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the corporation’s accounting records:

(1)	stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

(2)	describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

(c)	A corporation shall furnish the annual financial statements to each shareholder within 120 days after the close of each fiscal year. Thereafter, on written request from a share holder who was not mailed the statements, the corporation shall mail him the latest financial statements.

§2.16 Dissenter’s Rights.

Each shareholder shall have the right to dissent from, and obtain payment for his shares when so authorized by the Act, articles of incorporation, these bylaws, or in a resolution of the board of directors.

ARTICLE III. BOARD OF DIRECTORS

§3.1 General Powers.

Unless the articles of incorporation have dispensed with or limited the authority of the board of directors by describing who will perform some or all of the duties of a board of directors, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of the board of directors.

§3.2 Number, Tenure and Qualifications of Directors.

Unless otherwise provided in the articles of incorporation, the number of directors of the corporation shall be the number designated by the directors at their initial or organizational meeting. Thereafter, the number of directors may be increased or decreased by action of the board at any time and the shareholders at any annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders or until removed. However, if his term expires, he shall continue to serve until his successor shall have been elected and qualified or until there is a decrease in the number of directors.

No individual who is or becomes, or is the spouse of a Business Competitor (as defined below) or who is or becomes affiliated with, employed by or a representative of any individual, corporation, association, partnership, firm, business enterprise or other entity or organization which the board of directors, after having such matter formally brought to its attention, determines to be in competition with the corporation or any of its subsidiaries (any such individual, corporation, association, partnership, firm, business enterprise or other entity or organization being hereinafter referred to as a “Business Competitor”) shall be eligible to serve as a director if the board of directors determines that it would not be in the corporation’s best interests for such individual to serve as a director of the corporation. Such affiliation, employment or representation may include, without limitation, service or status as an owner, partner, shareholder, trustee, director, officer, consultant, employee, agent, or counsel, or the existence of any relationship which results in the affected person having an express or implied obligation to act on behalf of a Business Competitor; provided, however, that passive ownership of a debt or equity interest not exceeding 1% of the outstanding debt or equity, as the case may be, in any Business Competitor shall not constitute such affiliation, employment or representation. Any financial institution having branches or affiliates in South Carolina shall be presumed to be a Business Competitor unless the board of directors determines otherwise.

Directors need not be residents of the State of South Carolina or shareholders of the corporation unless so required by the articles of incorporation.

In addition, a director shall cease to be eligible or qualified to serve as a director if (i) the director is interdicted or adjudicated an incompetent, (ii) an action is filed by or against the director, or any entity of which the director is employed as his principal business activity, under the bankruptcy laws of the United States, (iii) in the sole opinion of the board of directors the director becomes incapacitated by illness or other infirmity so that the director is unable to perform his duties for a period of six months or longer, (iv) the director participates in a willful or a grossly negligent act, or the willful or grossly negligent omission to act by him, including but not limited to any crime involving dishonesty, moral turpitude or fraud that is reasonably likely to cause material harm to the corporation (including harm to its business reputation), or (v) the director ceases at any time to have the qualifications required by law, the articles of incorporation or these bylaws.

§3.3 Nomination of Directors.

(a)	Nomination of persons to serve as directors of the corporation, other than those made by or on behalf of the board of directors of the corporation, shall be made in writing and shall be delivered either by personal delivery or by United States mail, postage prepaid, return receipt requested, to the secretary of the corporation no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission relating to the election of directors; and (v) the consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. The chairman of any such meeting, for good cause shown and with proper regard for the orderly conduct of business at the meeting, may waive in whole or in part the operation of this Section 3.3.

(b)

Notwithstanding paragraph (a) of this 3.3, if the corporation or any banking subsidiary of the corporation is subject to the requirements of Section 914 of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, then no person may be nominated by a shareholder for election as a director at any meeting of shareholders unless the shareholder furnishes the written notice required by subsection (a) of this Section 3.3 to the secretary of the corporation at least 90 days prior to the date of the meeting and the nominee has received regulatory approval to serve as a director prior to the date of the meeting.

§3.4 Emeritus Directors.

The board of directors may, from time to time, appoint individuals (including individuals who have retired from the board of directors) to serve as members of the emeritus board of directors of the corporation. Each member of the emeritus board of directors of the corporation, except in the case of his earlier death, resignation, retirement, disqualification or removal, shall serve until the next succeeding annual meeting of the board of directors of the corporation. Members of the emeritus board of directors may be removed without cause by a vote of the members of the board of directors. Any individual appointed as a member of the emeritus board of directors of the corporation may, but shall not be required to, attend meetings of the board of directors of the corporation and may participate in any discussions at such meetings, but such individual may not vote or be counted in determining a quorum at any meeting of the board of directors of the corporation. It shall be the duty of the members of the emeritus board of directors of the corporation to serve as goodwill ambassadors of the corporation, but such individuals shall not have any responsibility or be subject to any liability imposed upon a member of the board of directors of the corporation or in any manner otherwise be deemed to be a member of the board of directors of the corporation. Each member of the emeritus board of directors of the corporation shall be paid such compensation as may be set from time to time by the chairman of the board of directors of the corporation or the vice chairman of the board of directors and shall remain eligible to participate in any stock option plan in which directors are eligible to participate which is maintained by, or participated in, from time to time by the corporation, according to the terms and conditions thereof.

§3.5 Regular Meetings.

Unless otherwise provided in the articles, a regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution. (If so permitted by 3.9, any such regular meeting may be held by telephone.)

§3.6 Special Meetings.

Unless otherwise provided in the articles, special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or a majority of the board of directors. The person authorized to call special meetings of the board of directors may fix any place, only within the County of South Carolina where this corporation has its principal office as the place for holding any special meeting of the board of directors, or if permitted by 3.9, such meeting may be held by telephone.

§3.7 Notice of Special Meeting.

Unless the articles of incorporation provide for a longer or shorter period, notice of any special meeting shall be given at least two days previously thereto by personal notice, telephone, facsimile, electronic communication, overnight courier or United States mail to each director. If mailed, such notice shall be deemed to be effective at the earlier of: (1) when received; (2) 5 days after deposited in the United States mail, addressed to the director’s business office, with postage thereon prepaid; or (3) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director. Any director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting.

§3.8 Director Quorum.

A majority of the number of directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at any meeting of the board of directors, unless the articles require a greater number. Any amendment to this quorum requirement is subject to the provisions of § 3.10 of this Article III.

§3.9 Manner of Acting.

(a)	Required Vote

The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the board of directors unless the articles of incorporation require a greater percentage. Any amendment which changes the number of directors needed to take action, is subject to the provisions of § 3.10 of this Article III.

(b)	Telephone Meeting

Unless the articles of incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

(c)	Failure To Object To Action

A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless: (1) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; or (2) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

§3.10 Establishing a “Supermajority” Quorum or Voting Requirement.

For purposes of this § 3.10, a “supermajority” quorum is a requirement that more than a majority of the directors in office constitute a quorum; and a “supermajority” voting requirement is any requirement that requires the vote of more than a majority of those directors present at a meeting at which a quorum is present to be the act of the directors.

A bylaw that fixes a supermajority quorum or supermajority voting requirement may be amended or repealed:

(1)	if originally adopted by the shareholders, only by the shareholders (unless otherwise provided by the shareholders);

(2)	if originally adopted by the board of directors, either by the shareholders or by the board of directors.

A bylaw adopted or amended by the shareholders that fixes a supermajority quorum or supermajority voting requirement for the board of directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the board of directors.

Subject to the provisions of the preceding paragraph, action by the board of directors to adopt, amend, or repeal a bylaw that changes the quorum or voting requirement for the board of directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

§3.11 Action Without a Meeting.

Unless the articles of incorporation provide otherwise, action required or permitted by the Act to be taken at a board of directors’ meeting may be taken without a meeting if the action is assented to by all members of the board.

The action may be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken. Action evidenced by written consents under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

§3.12 Removal of a Director.

The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause unless the articles provide that directors may only be removed with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him.

§3.13 Vacancies.

Except as otherwise provided by law, in the articles of incorporation, or in these bylaws (a) the office of a director shall become vacant if the director dies, resigns, or is removed from office. The remaining directors may, by a majority vote, fill any vacancy on the board of directors (including any vacancy resulting from an increase in the authorized number of directors, or from the failure of the shareholders to elect the full number of authorized directors) and the directors so chosen shall hold office until the next annual meeting of shareholders and until their successors shall be duly elected and qualified; provided that the shareholders shall have the right at any special meeting called for such purpose prior to action by the board of directors to fill the vacancy.

§3.14 Compensation.

Unless otherwise provided in the articles, by resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a fee for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any capacity and receiving compensation therefor.

§3.15 Committees.

(a)	Creation of Committees.

Unless the articles of incorporation provide otherwise, the board of directors may create one or more committees and appoint members of the board of directors to serve on them or the president, if so delegated by the board, may appoint members to serve on committees created by the board. Each committee must have two or more members, who serve at the pleasure of the board of directors.

(b)	Selection of Members.

The creation of a committee and appointment of members to it must be approved by the greater of (1) a majority of all the directors in office when the action is taken or (2) the number of directors required by the articles of incorporation to take such action, (or, if not specified in the articles, the numbers required by, § 3.9 of this Article III to take action).

(c)	Required Procedures.

§§ 3.6, 3.7, 3.8, 3.9, 3.10 and 3.11 of this Article III, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the board of directors, apply to committees and their members.

(d)	Authority.

Unless limited by the articles of incorporation, each committee may exercise those aspects of the authority of the board of directors which the board of directors confers upon such committee in the resolution creating the committee. Provided, however, a committee may not:

(1)	authorize distributions;

(2)	approve or propose to shareholders action that the Act requires be approved by shareholders;

(3)	fill vacancies on the board of directors or on any of its committees;

(4)	amend the articles of incorporation pursuant to the authority of directors;

(5)	adopt, amend, or repeal bylaws;

(6)	approve a plan of merger not requiring shareholder approval;

(7)	authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or

(8)	authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

ARTICLE IV. OFFICERS

§4.1 Number.

The officers of corporation shall be a chief executive officer, president, and a secretary, each of whom shall be appointed by the board of directors. Such other officers and assistant officers as may be deemed necessary, including any vice-presidents, may be appointed by the board of directors. If specifically authorized by the board of directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the corporation.

§4.2 Appointment and Term of Office.

The officers of the corporation shall be appointed by the board of directors for a term as determined by the board of directors. (The designation of a specified term grants to the officer no contract rights, and the board can remove the officer at any time prior to the termination of such term). If no term is specified, they shall hold office until they resign, die, or until they are removed in the manner provided in § 4.3 of this Article IV.

§4.3 Removal.

Unless appointed by the shareholders, any officer or agent may be removed by the board of directors at any time, with or without cause. Any officer or agent appointed by the shareholders may be removed by the shareholders with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

§4.4 Chairman, Chief Executive Officer and President.

(a)	Chairman of the Board of Directors.

The office of the chairman of the board may be filled by the board of directors at its pleasure by the election of one of its members to the office. The chairman shall preside at all meetings of the board and meetings of the shareholders and shall perform such other duties as may be assigned to him by the board of directors. The board may also appoint a vice chairman of the board, who shall preside at Board meetings in the absence of the chairman.

(b)	Chief Executive Officer.

The chief executive officer shall be responsible for the general and active management of the business and affairs of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. The officer shall perform such other duties and have such other authority and powers as the board may from time to time prescribe. The chief executive officer shall preside as chairman of the board of directors during the absence of the board chairman or vice chairman.

(c)	President.

The president shall be responsible for the general and active management of the business and affairs of the corporation, and shall see that all orders and resolutions of the board are carried into effect. The president shall perform such other duties and have such other authority and powers as the board may from time to time prescribe.

§4.5 The Vice Presidents.

If appointed, in the absence of the president or in the event of his death, inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. (If there is no vice-president, then the treasurer shall perform such duties of the president.) Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation the issuance of which have been authorized by resolution of the board of directors; and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.

§4.6 The Secretary.

The secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of any seal of the corporation and if there is a seal of the corporation, see that it is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the corporation; (e) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (f) sign with the president, or a vice-president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

ARTICLE V. INDEMNIFICATION OF DIRECTORS,

OFFICERS, AGENTS, AND EMPLOYEES

§5.1 Indemnification of Directors.

(a)

The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person (an “Indemnified Person”) who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that the director, or a person for whom the director is a legal representative (or other similar representative), is or was a director of the corporation or is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement or other similar costs actually and reasonably incurred in connection with such action, suit or proceeding. For purposes of this Article V, all terms used herein that are defined in Section 33-8-500 of the Act or any successor provision or provisions shall have the meanings so prescribed in such Section.

(b)	Without limiting the provisions of paragraph (a) of this Section 5.1, the corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. In addition, the corporation shall indemnify an individual made a party to a proceeding because the director is or was a director against liability incurred in the proceeding if: (i) the director conducted himself in good faith; (ii) the director reasonably believed: (A) in the case of conduct in the director’s official capacity with the corporation, that the director’s conduct was in its best interest; and (B) in all other cases, that the director’s conduct was at least not opposed to its best interest; and (iii) in the case of any criminal proceeding, the director had no reasonable cause to believe the director’s conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this paragraph (b). The determination of whether the director met the standard of conduct described in this paragraph (b) shall be made in accordance with these bylaws, including Sections 5.6 and 5.7 of this Article, and Section 33-8-550 of the Act or any successor provision or provisions.

§5.2 Advancement of Expenses.

(a)	With respect to any proceeding to which an Indemnified Person is a party because the person is or was a director of the corporation, the corporation shall, to the fullest extent permitted by applicable law, pay for or reimburse the Indemnified Person’s reasonable expenses (including, but not limited to, attorneys’ fees and disbursements, court costs, and expert witness fees) incurred by the Indemnified Person in advance of final disposition of the proceeding.

(b)

Without limiting the provisions of paragraph (a) of this Section 5.2, the corporation shall, to the fullest extent permitted by applicable law, pay for or reimburse the reasonable expenses (including, but not limited to, attorneys’ fees and disbursements, court costs and expert witness fees) incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (a) the director furnishes the corporation a written affirmation of the director’s good faith belief that the director has met the standard of conduct described in Section 5.1(b); (b) the director furnishes the corporation a written undertaking, executed personally or on the director’s behalf, to repay the advance if it is ultimately determined that the director did not meet such standard of conduct; and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article V. The corporation shall expeditiously pay the amount of such expenses to the director following the director’s delivery to the corporation of a written request for an advance pursuant to this Section 5.2 together with a reasonable accounting of such expenses. The undertaking required by this Section 5.2 shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payments under this Section 5.2 shall be made in accordance with these bylaws, including Sections 5.6 and 5.7 of this Article, and Section 33-8-550 of the Act or any successor provision or provisions.

§5.3 Indemnification of Officers, Employees and Agents.

An officer of the corporation who is not a director is entitled to the same indemnification rights which are provided to directors of the Corporation in Section 5.1 of this Article V and the corporation shall advance expenses to officers of the corporation who are not directors to the same extent and in the same manner as to directors as provided in Section 5.2 of this Article V. In addition, the board of directors shall have the power to cause the corporation to indemnify, hold harmless and advance expenses to any officer, employee or agent of the corporation who is not a director to the fullest extent permitted by public policy, by adopting a resolution to that effect identifying such officers, employees or agents (by position and name) and specifying the particular rights provided, which may be different for each of the persons identified. Any officer entitled to indemnification pursuant to the first sentence of this Section 5.3 and any officer, employee or agent granted indemnification by the board of directors in accordance with the second sentence of this Section 5.3 shall, to the extent specified herein or by the board of directors, be an “Indemnified Party” for the purposes of the provisions of this Article V.

§5.4 Insurance.

The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by such person in that capacity or arising from such person’s status as a director, officer, employee or agent, whether or not the corporation would have the power to indemnify such person against the same liability under this Article V.

§5.5 Nonexclusivity of Rights; Agreements.

The rights conferred on any person by this Article V shall neither limit nor be exclusive of any other rights which such person may have or hereafter acquire under any statute, agreement, provision of the articles of incorporation, these bylaws, vote of shareholders or otherwise. The provisions of this Article V shall be deemed to constitute an agreement between the corporation and each person entitled to indemnification hereunder. In addition to the rights provided in this Article V, the corporation shall have the power, upon authorization by the board of directors, to enter into an agreement or agreements providing to any person who is or was a director, officer, employee or agent of the corporation certain indemnification rights. Any such agreement between the corporation and any director, officer, employee or agent of the corporation concerning indemnification shall be given full force and effect, to the fullest extent permitted by applicable law, even if it provides rights to such director, officer, employee or agent more favorable than, or in addition to, those rights provided under this Article V.

§5.6 Payment of Indemnification and Advancement of Expenses.

The board of directors of the corporation shall promptly take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification and advancement of expenses required by this Article V, including, without limitation, making a determination that indemnification and/or advancement of expenses is permissible in the circumstances and a good faith evaluation of the manner in which the claimant acted and of the reasonable amount of indemnity or expenses due him. The board of directors may appoint a committee or special counsel to make such determination and evaluation; provided that following a Change in Control (as defined below), the board of directors shall appoint a special counsel to make such determination and evaluation. For purposes of this provision, a Change in Control shall mean the occurrence of any of the following events, unless such event is a result of a Non-Control Transaction:

(i) The individuals who, as of the date of the approval of this bylaw, are members of the board of directors of the corporation (the “Incumbent Board”) cease for any reason to constitute at least 50% of the board of directors of the corporation; provided, however, that if the election, or nomination for election by the corporation’s shareholders, of any new director was approved in advance by a vote of at least 50% of the Incumbent Board, such new director shall, for purposes of these bylaws, be considered as a member of the Incumbent Board; provided, further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest, or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the board of directors of the corporation, including by reason of any agreement intended to avoid or settle any election contest or proxy contest.

(ii) An acquisition (other than directly from the corporation) of any voting securities of the corporation (the “Voting Securities”) by any “Person” (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the corporation’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition shall not constitute an acquisition which would cause a Change in Control.

(iii) Consummation of: (i) a merger, consolidation, or reorganization involving the Corporation; (ii) a complete liquidation or dissolution of the corporation; or (iii) the sale or other disposition of all or substantially all of the assets of the corporation to any Person (other than a transfer to a Subsidiary).

(iv) A notice of an application is filed with the South Carolina Board of Financial Institutions, the FDIC, or the Federal Reserve Board or any other bank or thrift regulatory approval (or notice of no disapproval) is granted by the Federal Reserve, South

Carolina Board of Financial Institutions, the FDIC, or any other regulatory authority for permission to acquire control of the corporation or any of its banking subsidiaries; provided that if the application is filed in connection with a transaction which has been approved by the board of directors, then the Change in Control shall not be deemed to occur until consummation of the transaction.

A “Non-Control Transaction” shall mean a transaction described below:

(i) the shareholders of the corporation, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and

(ii) immediately following such merger, consolidation or reorganization, the number of directors on the board of directors of the Surviving Corporation who were members of the Incumbent Board shall at least equal the number of directors who were affiliated with or appointed by the other party to the merger, consolidation or reorganization.

§5.7 Right of Indemnitee to Bring Suit.

If a claim under this Article V is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the claimant shall be entitled to be paid also for the expense of prosecuting or defending such suit. In (i) any suit brought by a claimant to enforce a right to indemnification or advancement of expenses hereunder, it shall be a defense that, and (ii) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the claimant has not met the applicable standard for indemnification and/or advancement of expenses to the fullest extent permitted by law. A determination by the corporation (including its board of directors, any committee of the board of directors, independent legal counsel, or the shareholders) that a claimant has not met such applicable standard of conduct shall not create a presumption that the claimant has not met the applicable standard of conduct or, in the case of such a suit brought by a director, be a defense to such suit. In any suit brought by a claimant to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the claimant is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the corporation.

§5.8 Continuing Benefits; Successors.

The indemnification and advancement of expenses provided by or granted pursuant to this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. For purposes of this Article V, the term “corporation” shall include any corporation, joint venture, trust, partnership or unincorporated business association that is the successor to all or substantially all of the business or assets of this corporation, as a result of merger, consolidation, sale, liquidation or otherwise, and any such successor shall be liable to the persons indemnified under this Article V on the same terms and conditions and to the same extent as this corporation.

§5.9 Interpretation; Construction.

This Article V is intended to provide indemnification to the directors and permit indemnification to the officers of the corporation to the fullest extent permitted by applicable law as it may presently exist or may hereafter be amended and shall be construed in order to accomplish this result. To the extent that a provision herein prevents a director or officer from receiving indemnification to the fullest extent intended, such provision shall be of no effect in such situation. If at any time the Act is amended so as to permit broader indemnification rights to the directors and officers of this corporation, then these bylaws shall be deemed to automatically incorporate these broader provisions so that the directors and officers of the corporation shall continue to receive the intended indemnification to the fullest extent permitted by applicable law.

§5.10 Amendment.

Any amendment to this Article V that limits or otherwise adversely affects the right of indemnification, advancement of expenses or other rights of any Indemnified Person hereunder shall, as to such Indemnified Person, apply only to claims, actions, suits or proceedings based on actions, events or omissions (collectively, “Post Amendment Events”) occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected. Any Indemnified Person shall, as to any claim, action, suit or proceeding based on actions, events or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses and other rights under this Article 6 to the same extent as if such provisions had continued as part of the bylaws of the corporation without such amendment. This Section 5.10 cannot be altered, amended or repealed in a manner effective as to any Indemnified Person (except as to Post Amendment Events) without the prior written consent of such Indemnified Person.

§5.11 Severability.

Each of the Sections of this Article V, and each of the clauses set forth herein, shall be deemed separate and independent, and should any part of any such Section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any separate Section or clause of this Article V that is not declared invalid or unenforceable.

ARTICLE VI. CERTIFICATES AND SHAREHOLDERS

§6.1 Share Certificates.

Share Certificates in the form determined by the board of directors may be delivered representing all shares of which shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued. At a minimum, each share certificate must state on its face: (a) the name of the corporation and that it is organized under the laws of South Carolina; (b) the name of the person to whom the certificate is issued; and (c) the number and class of shares and the designation of the series, if any, the certificate represents. Each share certificate (a) must be signed (either manually or in facsimile) by at least two officers, including the president, the secretary, or such other officer or officers as the board of directors shall designate; and (b) may bear the corporate seal or its facsimile. If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

§6.2 Shares without Certificates.

The board of directors of the corporation may authorize the issue of some or all of the shares of any or all of its classes or series without certificates in accord with the provisions of Chapter 8 of Title 36 of the South Carolina Uniform Commercial Code. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement containing the following information: (a) the name of the corporation and a statement that it is organized under the laws of South Carolina; (b) the name of the person to whom the shares are issued; (c) the number and class of shares and the designation of the series, if any, of the shares; (d) if at such time the corporation is authorized to issue different classes of shares or different series within a class, a summary of the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series); and (e) if applicable, a conspicuous notation that the shares are subject to a restriction on their transfer.

§6.3 Issuance of Shares.

The board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, written contracts for services to be performed or other securities of the corporation. Before the corporation issues shares, the board of directors must determine that the consideration received or to be received for shares to be issued is adequate. That determination by the board of directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. When the corporation receives the consideration for which the board of directors authorized the issuance of shares, the shares issued therefor are fully paid and nonassessable.

§6.4 Rights of Corporation with Respect to Registered Owners.

Prior to due presentation for transfer of registration of its shares, the corporation may treat the registered owner of the shares as the person exclusively entitled to vote the shares, to receive any dividend or other distribution with respect to the shares, and for all other purposes; and the corporation shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it has express or other notice of such a claim or interest, except as otherwise provided by law.

§6.5 Registration of the Transfer of Shares.

Registration of the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation (which stock transfer books may be kept by the corporation or the transfer agent designated by the corporation to transfer the shares or other agent designated by the corporation). If a share certificate in registered form is presented to the corporation with a request to register a transfer of the shares, or an instruction is presented to the corporation with a request to register the transfer of uncertificated shares, then, subject to applicable law, the corporation shall register the transfer as requested if: (a) under the terms of the shares the person seeking registration of transfer is eligible to have the shares registered in their name; (b) the indorsement or instruction is made by the appropriate person or by an agent who has actual authority to act on behalf of the appropriate person; (c) reasonable assurance is given that the indorsement or instruction is genuine and authorized (without limiting the foregoing, the corporation or its transfer agent, may require that the indorsement or instruction must have been guaranteed by a commercial bank or brokerage firm that is a member of the Financial Industry Regulatory Authority and reasonable assurance is given that such endorsements are effective); (d) any applicable law relating to the collection of taxes has been complied with; (e) the transfer does not violate any restriction on transfer imposed by the corporation in accordance with § 36-8-204 of the South Carolina Code; (f) the registered owner has not made a demand that the shares not be transferred, or if such demand has been made, the procedures set forth in § 36-8-403 of the South Carolina Code permit the transfer; and (g) the transfer is in fact rightful or is to a person otherwise entitled to obtain the shares as a protected purchaser as defined in § 36-8-303 of the South Carolina Code. A person acting as authenticating trustee, transfer agent, registrar, or other agent for the corporation in the registration of a transfer of its securities, in the issue of new security certificates or uncertificated securities, or in the cancellation of surrendered security certificates has the same obligation to the holder or owner of a certificated or uncertificated security with regard to the particular functions performed as the corporation has in regard to those functions.

§6.6 Lost, Stolen or Destroyed Certificates.

The corporation shall issue a new certificated shares in place of any certificate for shares previously issued if the registered owner of the certificate: (a) makes proof in affidavit form that the certificate has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (c) gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the corporation may direct, to indemnify the corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and (d) satisfies any other reasonable requirements imposed by the corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the corporation within a reasonable time after he has notice of it, and the corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer or for a new certificate.

§6.7 Restrictions on Shares.

The board of directors, on behalf of the corporation, or the shareholders may impose restrictions on the transfer of shares (including any security convertible into, or carrying a right to subscribe for or acquire shares) to the maximum extent permitted by law. A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction. A restriction on the transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this Section 6.7 and its existence is noted conspicuously on the front or back of the certificate.

§6.8 Control Share Acquisitions Statute.

The corporation elects not to be subject to or governed by the South Carolina Control Share Acquisitions Statute contained in Sections 35-2-101 to 35-2-111 of the South Carolina Code, or any successor provision or provisions.

§6.9 Voting of Stock Held.

Unless otherwise provided by resolution of the board of directors, the president or any executive vice president shall from time to time appoint an attorney or attorneys or agent or agents of this corporation, in the name and on behalf of this corporation, to cast the vote which this corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or securities may be held by this corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any of such other corporation, and shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this corporation and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper; or, in lieu of such appointment, the president or any executive vice president may attend in person any meetings of the holders of stock or other securities of any such other corporation and their vote or exercise any or all power of this corporation as the holder of such stock or other securities of such other corporation.

ARTICLE VII. DISTRIBUTIONS

§7.1 Distributions.

The board of directors may authorize, and the corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by law and in the corporation’s articles of incorporation.

ARTICLE VIII. CORPORATE SEAL

§8.1 Corporate Seal.

The board of directors may provide a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the corporation, South Carolina as the state of incorporation, and the words “Corporate Seal.”

ARTICLE IX. EMERGENCY BYLAWS

§9.1 Emergency Bylaws.

Unless the articles of incorporation provide otherwise, the following provisions of this Article IX, § 9.1 “Emergency Bylaws” shall be effective during an emergency which is defined as when a quorum of the corporation’s directors cannot be readily assembled because of some catastrophic event.

During such emergency:

(a)	Notice of Board Meetings

Any one member of the board of directors or any one of the following officers: president, any vice-president, secretary, or treasurer, may call a meeting of the board of directors. Notice of such meeting need be given only to those directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio. Such notice shall be given at least six hours prior to commencement of the meeting.

(b)	Temporary Directors and Quorum

One or more officers of the corporation present at the emergency board meeting, as is necessary to achieve a quorum, shall be considered to be directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum (as determined by Article III § 3.6) of the directors are present (including any officers who are to serve as directors for the meeting), those directors present (including the officers serving as directors) shall constitute a quorum.

(c)	Actions Permitted to be taken

The board may as constituted in paragraph (b), and after notice as set forth in paragraph (a):

(1)	Officers Powers

Prescribe emergency powers to any officer of the corporation;

(2)	Delegation of any Power

Delegate to any officer or director, any of the powers of the board of directors;

(3)	Lines of succession

Designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

(4)	Relocate principal place of business

Relocate the principal place of business, or designate successive or simultaneous principal places of business;

(5)	All Other Action

Take any other action, convenient, helpful, or necessary to carry on the business of the corporation.

ARTICLE X. AMENDMENTS

§10.1 Amendments.

The corporation’s board of directors may amend or repeal any of the corporation’s bylaws unless:

(a)	the articles of incorporation or the Act reserve this power exclusively to the shareholders in whole or part; or

(b)	the shareholders in adopting, amending, or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw; or

(c)	the bylaw either establishes, amends, or deletes, a super majority shareholder quorum or voting requirement (as defined in § 2.8 of Article II).

Any amendment which changes the voting or quorum requirement for the board must comply with Article III § 3.10, and for the share holders, must comply with Article II § 2.8.

The corporation’s shareholders may amend or repeal the corporation’s bylaws even though the bylaws may also be amended or repealed by its board of directors. Any notice of a meeting of shareholders at which bylaws are to be adopted, amended, or repealed shall state that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment, or repeal of bylaws and contain or be accompanied by a copy or summary of the proposal.